Exhibit 23-2

INDEPENDENT AUDITOR'S CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 1, 2008, relating to the financial statements of The Procter and Gamble Company Employee Stock Purchase Plan (Japan), appearing in this Annual Report on Form 11-K of The Procter and Gamble Company Employee Stock Purchase Plan (Japan) for the year ended June 30, 2008.

/s/ Manabat Delgado Amper & Co.

Makati City, Philippines
November 3, 2008